Camden National Corporation Completes Branch Integration and Reports Full Year 2012 Results

CAMDEN, Maine, Jan. 29, 2013 /PRNewswire/ -- Camden National Corporation (NASDAQ: CAC; "Camden National" or the "Company"), a $2.6 billion bank holding company headquartered in Camden, Maine, reported net income of $23.4 million and diluted earnings per share ("EPS") of $3.05 for the full year 2012 compared to net income and EPS of $26.2 million and $3.40, respectively, for the full year 2011. Return on average assets and return on average equity for 2012 were 0.98% and 10.31%, respectively, comparing favorably to the Company's annualized national peer group averages of 0.82% and 7.93%, respectively, for the nine months ended September 30, 2012.

On April 23, 2012, the Company announced a definitive agreement to acquire 15 branches and associated deposits from Bank of America. The acquisition was finalized on October 26, 2012, and the branches were successfully converted over that weekend. As part of the transaction, Camden National also divested one branch as required by the Department of Justice and sold its former Bangor, Maine branch location. Camden National acquired $288.9 million in deposits and $6.1 million in small business loans in addition to the 14 branch locations.

"Our 2012 results were impacted by expenses associated with the branch acquisition and other costs to ramp up the branches, as well as continued pressure on net interest income and increased compliance costs," said Gregory A. Dufour, president and chief executive officer of Camden National Corporation. "We continue to manage the organization over the long-term by making strategic investments, such as the branch acquisition and remaining cautious in this challenging interest rate environment," Dufour added.

Total assets grew 11% to $2.6 billion at December 31, 2012, with loans growing 3% and deposits increasing over 21% as a result of the branch transaction and organic growth. Net income for 2012 declined $2.7 million, or 11%, compared to the record earnings level of $26.2 million in 2011. The financial results for 2012 include one-time conversion and integration-related costs associated with the branch acquisition, a decline in core net interest income as a result of the interest rate environment and an increase in operating costs primarily due to recurring operating expenses of the newly acquired branches.

Fourth Quarter 2012 Highlights

  Completion of acquisition of 14 branches on October 26, 2012, resulting in a $288.9 million increase in deposit balances.
  Net income of $4.2 million for the fourth quarter of 2012, a decrease of $1.7 million compared to the same period in 2011, primarily due to a combination of acquisition expenses and recurring operating expenses of the newly acquired branches.
  Net interest margin compression of 10 basis points in the fourth quarter 2012 compared to the third quarter of 2012, reflecting the impact of low interest rates and the increase in the investment portfolio as the result of liquidity provided by the branch acquisition.
  Favorable decline in annualized net loan charge-offs with fourth quarter 2012 at 0.24%, compared to 0.33% in the third quarter of 2012 and 0.39% for the fourth quarter of 2011.

Year-End Operating Results

Net interest income on a fully-taxable basis totaled $74.7 million for 2012, decreasing $1.7 million, or 2%, compared to 2011. This decline is a result of lower net interest margins partially offset by growth in average investments and loans of $80.0 million during the year. The net interest margin for 2012 of 3.36% declined 21 basis points from 2011, reflecting the impact of the reinvestment of cash flow of both investment securities and loans at lower interest rates as a direct result of the prolonged low interest rate environment.

"Even though we experienced a decline in our net interest margin due to the reinvestment of cash flows in this low yield environment, we have been cautious not to chase yield by taking on significant investment duration risk or lessening the quality of our investment and loan portfolios," said Dufour.

Non-interest income of $23.4 million for the year ended December 31, 2012, increased $359,000 when compared to the same period in 2011. The increase was due to growth in deposit-related service fees of $907,000, increases in other income of $823,000 primarily due to gain on sale of a branch facility and an increase in net gains on securities of $422,000. The increase was partially offset by a reduction in fiduciary income of $989,000 as a result of the outsourcing of the Company's employee benefits business line, and a decline in bank-owned life insurance of $791,000 related to life insurance proceeds of $740,000 recorded in 2011.

Non-interest expense for the year ended December 31, 2012, totaled $59.0 million, compared to $55.6 million for the same period in 2011. The 6% increase was primarily due to one-time conversion and integration costs of $2.3 million and the additional operating costs of $2.6 million associated with the new branch facilities and staffing. Consulting and professional fees decreased $811,000 during the year primarily due to the outsourcing of the employee benefits business line.

Balance Sheet

Total loans (excluding loans held for sale) of $1.6 billion at December 31, 2012, grew by $49.8 million, or 3%, since year-end 2011. This increase was driven by solid growth in the commercial real estate loan portfolio, which expanded by $36.2 million, or 8%. The consumer and home equity portfolios also grew $14.3 million, or 5%, largely due to a ten-year fixed-rate home equity promotion and a car loan campaign. Commercial loan balances increased $5.4 million, primarily due to loans acquired in connection with the branch acquisition. Residential real estate loan balances declined $6.0 million since year-end 2011, partially due to a shift to the home equity product and mortgage loan sales of $18.8 million in 2012, which helped manage the Company's interest rate risk profile.

The investment portfolio totaled $812.1 million at December 31, 2012, which represented an increase of $200.1 million since December 31, 2011. The growth was due to the purchase of investment securities resulting from excess cash generated from the branch acquisition.

Total deposits at December 31, 2012, increased $338.1 million, or 21%, since year-end 2011 due to the branch acquisition that resulted in $288.9 million in deposits as well as our continued organic growth in core deposits. The Company reduced Federal Home Loan Bank term borrowings by $80.5 million during 2012. Furthermore, the branch transaction generated an increase in core deposit funding at lower interest rate costs. The Company's average cost of funds declined 31 basis points to 0.81% for 2012 compared to 2011 and was reduced further to 0.71% for the fourth quarter of 2012.

Asset Quality

"Overall, our asset quality metrics were stable throughout the year and we experienced lower net charge-offs in 2012 compared to a year ago," said Dufour. "Total non-performing assets of $29.1 million at December 31, 2012, are slightly lower compared to a year ago and we have seen a favorable shift in the composition with a decline in non-accrual loans and other real estate owned and an increase in restructured loans. As a community bank, we are committed to working with borrowers during challenging economic times," Dufour commented.

The loan loss provision totaled $3.8 million in 2012, a decrease of $950,000 from 2011, and the allowance for credit losses to total loans decreased slightly to 1.48% at December 31, 2012, compared to 1.52% at December 31, 2011.

Dividends and Capital

The board of directors approved a dividend of $0.25 per share, payable on January 31, 2013, to shareholders of record as of January 15, 2013. This distribution resulted in an annualized dividend yield of 2.94%, based on the December 31, 2012, closing price of Camden National's common stock at $33.97 per share as reported by NASDAQ. The Company's tangible book value per share of $23.68 at December 31, 2012, grew 4% from a year ago.

Camden National's total risk-based capital ratio was 15.56% at December 31, 2012, compared to 15.95% at December 31, 2011. Capital levels decreased due to the recognition of goodwill and other intangible assets of $8.8 million resulting from the branch acquisition. Camden National and its wholly-owned subsidiary, Camden National Bank, exceeded the minimum total risk-based, Tier 1, and Tier 1 leverage ratios of 10.0%, 6.0%, and 5.0%, respectively, required by the Federal Reserve for an institution to be considered "well capitalized."

On September 25, 2012, the board of directors authorized the 2012 Common Stock Repurchase Program ("Repurchase Program"). The Repurchase Program will allow for the repurchase of up to 500,000 shares, or approximately 6.5% of the Company's outstanding common stock, during its term. No shares have been repurchased yet under the Repurchase Program, which expires on October 1, 2013.

Annual Meeting

Camden National Corporation has scheduled its annual meeting of shareholders for Tuesday, April 30, 2013, at 3:00 p.m. local time, at Point Lookout Resort and Conference Center, 67 Atlantic Highway, Lincolnville, Maine. The date for determining the Company's shareholders of record for the annual meeting is March 4, 2013.

About Camden National Corporation

Camden National Corporation, recognized by Forbes as one of "America's Most Trustworthy Companies" in 2012, is the holding company employing more than 500 Maine residents for two financial services companies including Camden National Bank and the wealth management company, Acadia Trust, N.A. Camden National Bank is a full-service community bank with a network of 50 banking offices throughout Maine. Acadia Trust offers investment management and fiduciary services with offices in Portland and Ellsworth. Located at Camden National Bank, Camden Financial Consultants offers full-service brokerage and insurance services.

Forward-Looking Statements

This press release and the documents incorporated by reference herein contain certain statements that may be considered forward-looking statements under the Private Securities Litigation Reform Act of 1995, including certain plans, expectations, goals, projections, and statements, which are subject to numerous risks, assumptions, and uncertainties. Forward-looking statements can be identified by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "plan," "target," or "goal," or future or conditional verbs such as "will," "may", "might", "should," "would", "could" and other expressions which predict or indicate future events or trends and which do not relate to historical matters. Forward-looking statements should not be relied on, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Camden National. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Camden National to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include, but are not limited to, the following: continued weakness in the United States economy in general and the regional and local economies within the New England region and Maine, which could result in a deterioration of credit quality, a change in the allowance for loan losses, or a reduced demand for the Company's credit or fee-based products and services; adverse changes in the local real estate market could result in a deterioration of credit quality and an increase in the allowance for loan loss, as most of the Company's loans are concentrated in Maine, and a substantial portion of these loans have real estate as collateral; changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; adverse changes in asset; competitive pressures, including continued industry consolidation, the increased financial services provided by non-banks and banking reform; continued volatility in the securities markets that could adversely affect the value or credit quality of the Company's assets, impairment of goodwill, the availability and terms of funding necessary to meet the Company's liquidity needs, and the Company's ability to originate loans and could lead to impairment in the value of securities in the Company's investment portfolios; changes in information technology that require increased capital spending; changes in consumer spending and savings habits; new laws and regulations regarding the financial services industry; changes in laws and regulations including laws and regulations concerning taxes, banking, securities and insurance; and changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters. Additional factors that could also cause results to differ materially from those described above can be found in our Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements.

These forward-looking statements were based on information, plans and estimates at the date of this press release, and Camden National does not promise and assumes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Use of Non-GAAP Financial Measures

In addition to evaluating the Company's results of operations in accordance with GAAP, management supplements this evaluation with certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share, and tax-equivalent net interest income. We believe these non-GAAP financial measures help investors in understanding the Company's operating performance and trends and allow for better performance comparisons to other banks. In addition, these non-GAAP financial measures remove the impact of unusual items that may obscure trends in the Company's underlying performance. These disclosures should not be viewed as a substitute for GAAP operating results, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other financial institutions. The reconciliation to the comparable GAAP financial measure can be found in this document or the Form 8-K related to this document, all of which can be found on Camden National's website at www.camdennational.com.

Annualized Data

Certain returns, yields, and performance ratios, are presented on an "annualized" basis. This is done for analytical and decision-making purposes to better discern underlying performance trends when compared to full year or year-over-year amounts.

Selected Financial Data (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2012	2011	2012	2011
Selected Financial and Per Share Data:
Return on average assets	0.66%	1.02%	0.98%	1.13%
Return on average equity	7.07%	10.52%	10.31%	12.16%
Return on average tangible equity	9.02%	13.24%	12.95%	15.42%
Tangible equity to tangible assets	7.19%	7.69%	7.19%	7.69%
Efficiency ratio	65.29%	56.16%	57.45%	54.68%
Net interest margin	3.20%	3.54%	3.36%	3.57%
Tier 1 leverage capital ratio	8.94%	9.59%	8.94%	9.59%
Tier 1 risk-based capital ratio	14.31%	14.69%	14.31%	14.69%
Total risk-based capital ratio	15.56%	15.95%	15.56%	15.95%
Basic earnings per share	$0.55	$0.76	$3.06	$3.41
Diluted earnings per share	$0.55	$0.76	$3.05	$3.40
Cash dividends declared per share	$0.25	$0.75	$1.00	$1.50
Book value per share	$30.67	$28.56	$30.67	$28.56
Tangible book value per share	$23.68	$22.66	$23.68	$22.66
Weighted average number of common shares outstanding	7,620,753	7,672,769	7,646,861	7,672,126
Diluted weighted average number of common shares outstanding	7,638,609	7,679,932	7,661,273	7,679,895

Statement of Condition Data (unaudited)

	December 31,	December 31,
(In thousands, except number of shares)	2012	2011

Assets
Cash and due from banks	$58,290	$39,325
Securities
Securities available for sale, at fair value	781,050	590,036
Federal Home Loan Bank and Federal Reserve Bank stock, at cost	21,034	21,962
Total securities	802,084	611,998
Trading account assets	2,300	2,244
Loans held for sale	-	6,061
Loans	1,563,866	1,514,028
Less allowance for loan losses	(23,044)	(23,011)
Net loans	1,540,822	1,491,017
Goodwill and other intangible assets	53,299	45,194
Bank-owned life insurance	45,053	43,672
Premises and equipment, net	28,059	24,113
Deferred tax asset	7,663	13,486
Interest receivable	6,215	6,431
Prepaid FDIC assessment	3,606	4,796
Other real estate owned	1,313	1,682
Other assets	16,053	12,701
Total assets	$2,564,757	$2,302,720

Liabilities
Deposits
Demand	$240,749	$256,330
Interest checking, savings and money market	1,169,148	828,977
Retail certificates of deposit	418,442	395,431
Brokered deposits	101,130	110,628
Total deposits	1,929,469	1,591,366
Federal Home Loan Bank advances	56,404	136,860
Other borrowed funds	259,940	275,656
Junior subordinated debentures	43,819	43,717
Accrued interest and other liabilities	41,310	36,245
Total liabilities	2,330,942	2,083,844

Shareholders' Equity
Common stock, no par value; authorized 20,000,000 shares, issued and outstanding 7,622,750 and 7,664,975 shares on December 31, 2012 and 2011, respectively
	49,667	51,438
Retained earnings	181,151	165,377
Accumulated other comprehensive income (loss)
Net unrealized gains on securities available for sale, net of tax	12,943	11,128
Net unrealized losses on derivative instruments, at fair value, net of tax	(7,205)	(7,264)
Net unrecognized losses on post-retirement plans, net of tax	(2,741)	(1,803)
Total accumulated other comprehensive income	2,997	2,061
Total shareholders' equity	233,815	218,876
Total liabilities and shareholders' equity	$2,564,757	$2,302,720

Statement of Income Data (unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except number of shares and per share data)	2012	2011	2012	2011

Interest income
Interest and fees on loans	$18,072	$18,933	$72,859	$78,174
Interest on U.S. government and sponsored enterprise obligations	4,065	4,101	16,452	18,342
Interest on state and political subdivision obligations	321	378	1,385	1,662
Interest on federal funds sold and other investments	91	69	251	194
Total interest income	22,549	23,481	90,947	98,372
Interest expense
Interest on deposits	2,147	2,771	9,293	11,591
Interest on borrowings	1,199	1,629	5,363	8,948
Interest on junior subordinated debentures	642	631	2,546	2,614
Total interest expense	3,988	5,031	17,202	23,153
Net interest income	18,561	18,450	73,745	75,219
Provision for credit losses	1,108	1,464	3,816	4,735
Net interest income after provision for credit losses	17,453	16,986	69,929	70,484
Non-interest income
Service charges on deposit accounts	1,700	1,255	5,557	5,134
Net gain on sale of securities and other-than-temporary impairment	1,439	1,967	2,498	2,076
Other service charges and fees	1,257	886	4,061	3,577
Income from fiduciary services	1,155	1,524	5,038	6,027
Brokerage and insurance commissions	382	313	1,491	1,363
Bank-owned life insurance	348	389	1,382	2,173
Mortgage banking income, net	112	228	588	729
Other income	999	542	2,797	1,974
Total non-interest income	7,392	7,104	23,412	23,053
Non-interest expenses
Salaries and employee benefits	8,539	7,225	29,689	28,627
Furniture, equipment and data processing	1,524	1,255	5,079	4,773
Net occupancy	1,304	989	4,365	3,949
Acquisition costs (1)	1,620	-	2,324	-
Other real estate owned and collection costs	590	681	2,284	2,104
Consulting and professional fees	467	486	1,818	2,629
Regulatory assessments	476	440	1,793	1,955
Amortization of identifiable intangible assets	224	144	657	577
Other expenses	4,019	4,495	11,022	10,965
Total non-interest expenses	18,763	15,715	59,031	55,579
Income before income taxes	6,082	8,375	34,310	37,958
Income taxes	1,904	2,536	10,882	11,781
Net income	$4,178	$5,839	$23,428	$26,177

Basic earnings per share	$0.55	$0.76	$3.06	$3.41
Diluted earnings per share	$0.55	$0.76	$3.05	$3.40

(1) Includes non-recurring costs associated with the acquisition and integration of fifteen branches and the divestiture of one branch.

Quarterly Average Balance, Interest and Yield/Rate Analysis (unaudited)

	At or for the Three Months Ended			At or for the Three Months Ended
	December 31, 2012			December 31, 2011
(In thousands)	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest-earning assets:
Securities - taxable	$716,862	$4,118	2.30%	$552,376	$4,150	3.01%
Securities - nontaxable (1)	34,354	493	5.75%	40,825	581	5.69%
Trading account assets	2,271	25	4.38%	2,212	20	3.59%
Federal funds sold	22,283	14	0.25%	-	-	-
Loans: (1) (2)
Residential real estate	570,525	6,516	4.57%	581,828	7,385	5.08%
Commercial real estate	502,421	6,309	4.91%	456,438	6,079	5.21%
Commercial	173,101	1,976	4.47%	169,257	2,103	4.86%
Municipal	14,314	160	4.45%	15,007	192	5.08%
Consumer	292,089	3,167	4.31%	281,560	3,242	4.57%
Total loans	1,552,450	18,128	4.62%	1,504,090	19,001	5.00%
Total interest-earning assets	2,328,220	22,778	3.88%	2,099,503	23,752	4.49%
Cash and due from banks	55,394			46,932
Other assets	158,404			152,905
Less allowance for loan losses	(22,763)			(22,934)
Total assets	$2,519,255			$2,276,406

Liabilities & Shareholders' Equity
Retail deposits:
Non-interest bearing demand deposits	$232,966	-	-	$263,361	-	-
Interest checking accounts	445,847	85	0.08%	275,191	98	0.14%
Savings accounts	216,657	42	0.08%	178,526	112	0.25%
Money market accounts	454,754	452	0.40%	381,264	592	0.62%
Certificates of deposit	404,874	1,212	1.19%	403,530	1,446	1.42%
Total retail deposits	1,755,098	1,791	0.41%	1,501,872	2,248	0.59%
Borrowings:
Brokered deposits	99,518	356	1.42%	112,294	523	1.85%
Junior subordinated debentures	43,807	642	5.83%	43,705	631	5.73%
Other borrowings	341,933	1,199	1.40%	365,233	1,629	1.77%
Total borrowings	485,258	2,197	1.80%	521,232	2,783	2.12%
Total funding liabilities	2,240,356	3,988	0.71%	2,023,104	5,031	0.99%
Other liabilities	43,879			33,044
Shareholders' equity	235,020			220,258
Total liabilities & shareholders' equity	$2,519,255			$2,276,406

Net interest income (fully-taxable equivalent)		18,790			18,721
Less: fully-taxable equivalent adjustment		(229)			(271)
Net interest income		$18,561			$18,450

Net interest rate spread (fully-taxable equivalent)			3.17%			3.50%
Net interest margin (fully-taxable equivalent)			3.20%			3.54%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Year-to-date Average Balance, Interest and Yield/Rate Analysis (unaudited)

	December 31, 2012			December 31, 2011
(In thousands)	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest-earning assets:
Securities - taxable	$640,779	$16,646	2.60%	$564,418	$18,496	3.28%
Securities - nontaxable (1)	37,163	2,130	5.73%	44,112	2,556	5.79%
Trading account assets	2,214	43	1.94%	2,245	39	1.74%
Federal funds sold	5,601	14	0.25%	-	-	-
Loans: (1) (2)
Residential real estate	573,227	27,210	4.75%	590,238	30,184	5.11%
Commercial real estate	491,732	24,572	5.00%	463,581	25,381	5.47%
Commercial	169,043	7,961	4.71%	175,760	9,007	5.12%
Municipal	14,473	694	4.80%	19,465	910	4.68%
Consumer	287,173	12,665	4.41%	281,596	13,010	4.62%
Total loans	1,535,648	73,102	4.76%	1,530,640	78,492	5.13%
Total interest-earning assets	2,221,405	91,935	4.14%	2,141,415	99,583	4.65%
Cash and due from banks	42,165			36,168
Other assets	154,970			154,550
Less allowance for loan losses	(23,050)			(22,850)
Total assets	$2,395,490			$2,309,283

Liabilities & Shareholders' Equity
Retail deposits:
Non-interest bearing demand deposits	$240,369	-	-	$246,995	-	-
Interest checking accounts	351,232	336	0.10%	258,322	509	0.20%
Savings accounts	195,800	285	0.15%	171,840	426	0.25%
Money market accounts	382,274	2,019	0.53%	344,369	2,369	0.69%
Certificates of deposit	385,666	4,998	1.30%	431,850	6,322	1.46%
Total retail deposits	1,555,341	7,638	0.49%	1,453,376	9,626	0.66%
Borrowings:
Brokered deposits	117,815	1,655	1.40%	120,143	1,965	1.64%
Junior subordinated debentures	43,769	2,546	5.82%	43,666	2,614	5.99%
Other borrowings	414,566	5,363	1.29%	451,034	8,947	1.98%
Total borrowings	576,150	9,564	1.66%	614,843	13,526	2.20%
Total funding liabilities	2,131,491	17,202	0.81%	2,068,219	23,152	1.12%
Other liabilities	36,870			25,753
Shareholders' equity	227,129			215,311
Total liabilities & shareholders' equity	$2,395,490			$2,309,283

Net interest income (fully-taxable equivalent)		74,733			76,431
Less: fully-taxable equivalent adjustment		(988)			(1,212)
Net interest income		$73,745			$75,219

Net interest rate spread (fully-taxable equivalent)			3.33%			3.53%
Net interest margin (fully-taxable equivalent)			3.36%			3.57%

(1) Reported on tax-equivalent basis calculated using a tax rate of 35%.
(2) Non-accrual loans and loans held for sale are included in total average loans.

Asset Quality Data (unaudited)
	At or for Twelve Months Ended	At or for Nine Months Ended	At or for Six Months Ended	At or for Three Months Ended	At or for Twelve Months Ended
(In thousands)	December 31, 2012	September 30, 2012	June 30, 2012	March 31, 2012	December 31, 2011

Non-accrual loans:
Residential real estate	$10,584	$9,459	$10,349	$9,570	$9,503
Commercial real estate	6,719	7,121	7,362	7,578	7,830
Commercial	3,409	3,765	4,687	4,253	3,955
Consumer	1,771	1,929	1,912	2,477	2,822
Total non-accrual loans	22,483	22,274	24,310	23,878	24,110
Loans 90 days past due and accruing	611	246	562	183	236
Renegotiated loans not included above	4,674	3,162	3,177	3,256	3,276
Total non-performing loans	27,768	25,682	28,049	27,317	27,622
Other real estate owned:
Residential real estate	669	421	1,045	1,226	791
Commercial real estate	644	175	652	672	891
Total other real estate owned	1,313	596	1,697	1,898	1,682
Total non-performing assets	$29,081	$26,278	$29,746	$29,215	$29,304

Loans 30-89 days past due:
Residential real estate	$1,658	$1,256	$780	$1,961	$2,429
Commercial real estate	2,618	1,938	2,122	3,075	2,107
Commercial	1,043	1,135	762	846	911
Consumer	2,721	452	310	245	1,793
Total loans 30-89 days past due	$8,040	$4,781	$3,974	$6,127	$7,240

Allowance for loan losses at the beginning of the period	$23,011	$23,011	$23,011	$23,011	$22,293
Provision for loan losses	3,791	2,676	1,817	991	4,741
Charge-offs:
Residential real estate	1,197	1,024	446	308	1,216
Commercial real estate	593	209	209	179	1,633
Commercial	1,393	1,146	416	191	1,256
Consumer	1,319	987	879	411	920
Total charge-offs	4,502	3,366	1,950	1,089	5,025
Total recoveries	744	530	384	97	1,002
Net charge-offs	3,758	2,836	1,566	992	4,023
Allowance for loan losses at the end of the period	$23,044	$22,851	$23,262	$23,010	$23,011

Components of allowance for credit losses:
Allowance for loan losses	$23,044	$22,851	$23,262	$23,010	$23,011
Liability for unfunded credit commitments	45	51	43	34	20
Balance of allowance for credit losses	$23,089	$22,902	$23,305	$23,044	$23,031

Ratios:
Non-performing loans to total loans	1.78%	1.67%	1.83%	1.79%	1.82%
Non-performing assets to total assets	1.13%	1.06%	1.24%	1.25%	1.27%
Allowance for credit losses to total loans	1.48%	1.49%	1.52%	1.51%	1.52%
Net charge-offs to average loans (annualized)
Quarter-to-date	0.24%	0.33%	0.15%	0.26%	0.39%
Year-to-date	0.24%	0.25%	0.21%	0.26%	0.26%
Allowance for credit losses to non-performing loans	83.15%	89.18%	83.09%	84.36%	83.38%
Loans 30-89 days past due to total loans	0.51%	0.31%	0.26%	0.40%	0.48%

Reconciliation of non-GAAP to GAAP Financial Measures

Camden National presents its efficiency ratio using non-GAAP information. The GAAP-based efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The non-GAAP efficiency ratio excludes acquisition costs and prepayment penalties on borrowings from non-interest expenses, excludes net gains on sale of securities from non-interest income, and adds the tax-equivalent adjustment to net interest income. The following table provides a reconciliation between the GAAP and non-GAAP efficiency ratio:

Reconciliation of non-GAAP to GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In Thousands)	2012	2011	2012	2011
Non-interest expense, as presented	$18,763	$15,715	$59,031		$55,579
Less acquisition costs	1,620	-	2,324		-
Less prepayment fees on borrowings	1,302	2,318	2,030		2,318
Adjusted non-interest expense	$15,841	$13,397	$54,677	`	53,261

Net interest income, as presented	$18,561	$18,450	$73,745		$75,219
Effect of tax-exempt income	229	271	988		1,212
Non-interest income, as presented	7,392	7,104	23,412		23,053
Less gains on sale of securities, net of OTTI	1,439	1,967	2,498		2,076
Less other non-recurring gains	479	-	479		-
Adjusted net interest income plus non-interest income	$24,264	$23,858	$95,168		$97,408
Non-GAAP efficiency ratio	65.29%	56.16%	57.45%		54.68%
GAAP efficiency ratio	72.30%	61.50%	60.76%		56.56%

The following table provides a reconciliation between tax-equivalent net interest income to GAAP net interest income using a 35.0% tax rate.

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In Thousands)	2012	2011	2012	2011
Net interest income, as presented	$18,561	$18,450	$73,745	$75,219
Effect of tax-exempt income	229	271	988	1,212
Net interest income, tax equivalent	$18,790	$18,721	$74,733	$76,431

The following table provides a reconciliation between tangible book value per share and book value per share, which has been prepared in accordance with GAAP:

	At December 31,	At December 31,
(In Thousands, Except per Share Data)	2012	2011
Shareholders' equity, as presented	$233,815	$218,876
Less goodwill and other intangibles	53,299	45,194
Tangible shareholders' equity	$180,516	$173,682
Shares outstanding at period end	7,622,750	7,664,975
Tangible book value per share	$23.68	$22.66
Book value per share	$30.67	$28.56

The following table provides a reconciliation between tangible equity to tangible assets and equity to assets, which has been prepared in accordance with GAAP:

	At December 31,	At December 31,
(In Thousands)	2012	2011
Shareholders' equity, as presented	$233,815	$218,876
Less goodwill and other intangibles	53,299	45,194
Tangible shareholders' equity	180,516	173,682
Total assets	2,564,757	2,302,720
Less goodwill and other intangibles	53,299	45,194
Tangible assets	$2,511,458	$2,257,526
Tangible equity to tangible assets	7.19%	7.69%
Equity to assets	9.12%	9.51%

The following table provides a reconciliation between return on average tangible equity and return on average equity, which has been prepared in accordance with GAAP:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In Thousands)	2012	2011	2012	2011
Net income, as presented	$4,178	$5,839	$23,428	$26,177
Average shareholders' equity, as presented	235,020	220,258	227,129	215,311
Less average goodwill and other intangibles	50,687	45,310	46,253	45,533
Average tangible shareholders' equity	$184,333	$174,948	$180,876	$169,778
Return on average tangible equity	9.02%	13.24%	12.95%	15.42%
Return on average equity	7.07%	10.52%	10.31%	12.16%

The following table provides a reconciliation between net income and core operating net income, which has been prepared in accordance with GAAP:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In Thousands)	2012	2011	2012	2011
Net income, as presented	$4,178	$5,839	$23,428	$26,177
Adjustments to net income, net of tax of 35%
Add acquisition costs	1,053	-	1,511	-
Add prepayment fees on borrowings	846	1,507	1,319	1,507
Less gains on disposal of asset	311	-	312	-
Less gains on sale of securities and OTTI	935	1,279	1,624	1,349
Core operating net income	$4,831	$6,067	$24,322	$26,335
Core operating earnings per diluted share	$0.63	$0.79	$3.17	$3.43
Diluted earnings per share, as presented	$0.55	$0.76	$3.05	$3.40

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CONTACT: Susan M. Westfall, Senior Vice President, Clerk, Camden National Corporation, +1-207-230-2096, swestfall@camdennational.com